Exhibit (a)(1)(B)

LETTER OF TRANSMITTAL

To Tender Ordinary Shares

of

PROSENSA HOLDING N.V.

at

$17.75 net per share plus one non-transferrable contingent value right per share,

which represents the right to receive cash payments of up to $4.14 per share in aggregate upon the achievement of certain milestones

Pursuant to the Offer to Purchase dated December 12, 2014

by

BIOMARIN FALCONS B.V.

and by

BIOMARIN GIANTS B.V.

each of which is a wholly-owned direct or indirect subsidiary of

BIOMARIN PHARMACEUTICAL INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 6:00 P.M., NEW YORK CITY TIME,

ON JANUARY 14, 2015, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

The Depositary for the Offer is:

If delivering by mail:	If delivering by hand or courier:

American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY. YOU MUST SIGN THIS LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE PROVIDED BELOW, WITH SIGNATURE GUARANTEE, IF REQUIRED, AND COMPLETE THE IRS FORM W-9 INCLUDED BELOW, OR AN APPROPRIATE IRS FORM W-8 AS APPLICABLE. THE INSTRUCTIONS SET FORTH IN THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

THE TENDER OFFER IS NOT BEING MADE TO (NOR WILL TENDER OF SHARES BE ACCEPTED FROM OR ON BEHALF OF) SHAREHOLDERS IN ANY JURISDICTION WHERE IT WOULD BE ILLEGAL TO DO SO.

DESCRIPTION OF SHARES TENDERED

Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on Share register(s)) (Attach additional signed list if necessary)	Total Number of Shares Tendered (1)

(1)	If the Shares tendered hereby are directly registered in such Shareholder’s name in Prosensa’s shareholders’ register, please check the third box (and, if appropriate, the second box) on the following page.

This Letter of Transmittal is to be used by holders of ordinary shares (“Shareholders”), nominal value €0.01 per share (the “Shares”) of Prosensa Holding N.V. (“Prosensa”), if the Shares are directly registered in such Shareholder’s name in Prosensa’s shareholders’ register or, unless an Agent’s Message (as defined in Section 2 of the Offer to Purchase as defined below) is utilized, if delivery of Shares is to be made by book-entry transfer to an account maintained by the Depositary at The Depository Trust Company (“DTC”) (pursuant to the procedures set forth in Section 3 of the Offer to Purchase).

Shareholders who cannot complete the procedure for book-entry transfer on a timely basis, or who cannot deliver all other required documents to the Depositary prior to the Expiration Date (as defined in the Offer to Purchase), must tender their Shares according to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase in order to participate in the Offer (as defined below). See Instruction 2. Delivery of documents to DTC does not constitute delivery to the Depositary.

☐	CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE DEPOSITARY WITH DTC AND COMPLETE THE FOLLOWING (NOTE THAT ONLY FINANCIAL INSTITUTIONS THAT ARE PARTICIPANTS IN THE SYSTEM OF DTC MAY DELIVER SHARES BY BOOK ENTRY TRANSFER):

Name of Tendering Institution:

DTC Account Number:

Transaction Code Number:

☐	CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING:

Name(s) of Tendering Shareholder(s):

Window Ticket Number (if any):

Date of Execution of Notice of Guaranteed Delivery:

Name of Eligible Institution that Guaranteed Delivery:

☐	CHECK HERE IF THE TENDERED SHARES ARE DIRECTLY REGISTERED IN YOUR OWN NAME IN PROSENSA’S SHAREHOLDERS’ REGISTER.

SUBJECT TO, AND UPON, ACCEPTANCE FOR PAYMENT OF THE SHARES VALIDLY TENDERED HEREWITH AND NOT PROPERLY WITHDRAWN PRIOR TO THE EXPIRATION DATE (AS DEFINED IN THE OFFER TO PURCHASE) IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE OFFER (AS DEFINED BELOW), THE COMPLETION AND SIGNING OF THIS LETTER OF TRANSMITTAL WILL (IN ACCORDANCE WITH DUTCH LAW AND PROSENSA’S ARTICLES OF ASSOCIATION) (A) CONSTITUTE THE TRANSFER OF THE SHARES TO THE DESIGNATED PURCHASER AND (B) PROSENSA’S ACKNOWLEDGEMENT OF THE TRANSFER OF SHARES. THE DESIGNATED PURCHASER MEANS EITHER BIOMARIN FALCONS B.V. OR BIOMARIN GIANTS B.V., AS DESIGNATED BY BIOMARIN FALCONS B.V. AND BIOMARIN GIANTS B.V.

Share Number(s) reflected in Prosensa’s shareholders’ register:

(Please contact the Depositary (using the contact information on the last page of this Letter of Transmittal) or Prosensa (by contacting Matthijs van Blockland at m.vanblokland@prosensa.nl) if your shares are directly registered in your own name in Prosensa’s shareholders’ register and you do not have the numbers reflected in that register readily available)

NOTE: SIGNATURES MUST BE PROVIDED BELOW. PLEASE READ

ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

The undersigned hereby tenders to each of BioMarin Falcons B.V. (“BioMarin Falcons”) and BioMarin Giants B.V. (together with BioMarin Falcons, “Purchaser”), each of which is a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands, the above described ordinary shares, nominal value €0.01 per share (the “Shares”), of Prosensa Holding N.V., a public limited liability company (naamloze vennootschap) organized under the laws of the Netherlands (“Prosensa”), pursuant to Purchaser’s offer to purchase all of the outstanding Shares, at a purchase price of $17.75 per Share, net to the seller in cash (the “Cash Consideration”), plus one non-transferrable contingent value right (“CVR”) per Share, which represents the contractual right to receive cash payments of up to $4.14 per Share in the aggregate upon the achievement of certain product approval milestones (the Cash Consideration, together with one CVR, the “Offer Price”), in each case, without interest thereon and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 12, 2014 (as the same may be amended, supplemented or revised, the “Offer to Purchase”) and in this Letter of Transmittal (the “Letter of Transmittal” which, together with the Offer to Purchase, as each may be amended, supplemented or revised from time to time, constitutes the “Offer”), receipt of which Offer to Purchase is hereby acknowledged.

Upon the terms and subject to the conditions of the Offer (and if the Offer is extended or amended, the terms of any such extension or amendment), and effective upon acceptance for payment of the Shares validly tendered herewith and not properly withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to or upon the order of the Purchaser that accepts such Shares all right, title and interest in and to all of the Shares that are being tendered hereby (and any and all dividends, distributions, rights, other Shares or other securities issued or issuable in respect thereof on or after the date hereof (collectively, “Distributions”)) and irrevocably constitutes and appoints American Stock Transfer & Trust Company, LLC (the “Depositary”) the true and lawful agent and attorney-in-fact of the undersigned with respect to such Shares (and any and all Distributions), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest in the Shares tendered by this Letter of Transmittal), to (1) deliver such Shares (and any and all Distributions) or transfer ownership of such Shares (and any and all Distributions) on the account books maintained by DTC or Prosensa, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of Purchaser, (2) present such Shares (and any and all Distributions) for transfer on the books of Prosensa in accordance with Prosensa’s articles of association and (3) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares (and any and all Distributions), all in accordance with the terms and subject to the conditions of the Offer.

By executing this Letter of Transmittal, the undersigned hereby irrevocably appoints each of the designees of Purchaser the attorneys-in-fact and proxies of the undersigned, each with full power of substitution, (1) to vote at any annual or special meeting of Prosensa’s shareholders or otherwise in such manner as each such attorney-in-fact and proxy or its, his or her substitute, in its, his or her sole discretion deems proper, (2) to execute any written consent concerning any matter as each such attorney-in-fact and proxy or its, his or her substitute, in its, his or her sole discretion deems proper, and (3) to otherwise act as each such attorney-in-fact and proxy or its, his or her substitute, in its, his or her sole discretion deems proper, in each case, with respect to all of the Shares (and any and all Distributions) tendered hereby and accepted for payment by Purchaser. This appointment will be effective if and when, and only to the extent that, Purchaser accepts such Shares for payment pursuant to the Offer. This power of attorney and proxy are irrevocable and are granted in consideration of the acceptance for payment of such Shares in accordance with the terms of the Offer. Such acceptance for payment will, without further action, revoke any prior powers of attorney and proxies granted by the undersigned at any time with respect to such Shares (and any and all Distributions), and no subsequent powers of attorney, proxies, consents or revocations may be given by the undersigned with respect thereto (and, if given, will not be deemed effective). Purchaser reserves the right to require that, in order for the Shares to be deemed validly tendered, immediately upon Purchaser’s acceptance for payment of such Shares, Purchaser or its designees must be able to exercise full voting, consent and other rights with respect to such Shares (and any and all Distributions), including voting at any meeting of Prosensa’s shareholders.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer any and all of the Shares tendered hereby (and any and all Distributions) and that, when the same are accepted for payment by Purchaser, Purchaser will acquire good, marketable and unencumbered title to such Shares (and such Distributions), free and clear of all liens, restrictions, charges and encumbrances and the same will not be subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered hereby (and any and all Distributions). In addition, the undersigned will remit and transfer promptly to the Depositary for the account of Purchaser all Distributions in respect of any and all of the Shares tendered hereby, accompanied by appropriate documentation of transfer, and, pending such remittance and transfer or appropriate assurance thereof, Purchaser will be entitled to all rights and privileges as owner of each such Distribution and may withhold the entire purchase price of the Shares tendered hereby or deduct from such purchase price the amount or value of such Distribution as determined by Purchaser in its sole discretion.

All authority herein conferred or agreed to be conferred will not be affected by, and will survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder will be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

The undersigned Shareholder hereby acknowledges that (1) the method of delivery of this Letter of Transmittal and all other required documents, including delivery through DTC, is at the option and risk of the tendering Shareholder, and the delivery of all such documents will be deemed made (and the risk of loss and the title of Shares will pass, subject to acceptance by Purchaser pursuant to the terms of the Offer) only when actually received by the Depositary (including, in the case of a book-entry transfer, receipt of a Book-Entry Confirmation), and (2) this Letter of Transmittal will be of no force and effect in respect of Shares tendered by such Shareholder but validly withdrawn pursuant to the Offer.

Unless otherwise indicated under “Special Payment Instructions”, please issue the check for (or, if applicable, complete the wire transfer of) the purchase price of all of the Shares purchased in the name(s) of the undersigned registered holder (or, in the case of Shares tendered by book-entry transfer, by credit to the account at DTC designated above). Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the check for the purchase price of all of the Shares purchased (and, if appropriate, return any accompanying documents) to the address(es) of the undersigned appearing below the undersigned’s signature. In the event that the boxes entitled “Special Payment Instructions” and “Special Delivery Instructions” are both completed, please issue the check for (or, if applicable, complete the wire transfer of) the purchase price of all Shares purchased (and, if appropriate, return any accompanying documents) in the name(s) of, and deliver such check, to the person(s) so indicated. The undersigned recognizes that Purchaser has no obligation, pursuant to the “Special Payment Instructions,” to transfer any Shares from the name of the registered holder thereof if Purchaser does not accept for payment any of the Shares so tendered.

SPECIAL PAYMENT INSTRUCTIONS

(See Instructions 1, 4, 5, 6 and 10)

To be completed ONLY if the check for (or, if applicable, the wire transfer of) the purchase price of Shares accepted for payment are to be issued in the name of someone other than the undersigned.

Issue check and/or Shares to:

Name:
(Please Print)

Address:

(Include Zip Code)

(Taxpayer Identification or Social Security No.)

(Also Complete, as appropriate, Form W-9 Included Below)

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 1, 4, 5, 6 and 10)

To be completed ONLY if the check for the purchase price of Shares accepted for payment (and, if appropriate, the return of any accompanying documents) is to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown above.

Mail check and/or information regarding Shares to:

Name:
(Please Print)

Address:

(Include Zip Code)

WIRE INSTRUCTIONS

(See Instructions 1, 4, 5, 6, 10 and 11)

To be completed ONLY if the Shareholder is entitled to receive more than $100,000 in consideration for the Shares tendered herewith and elects, at such owner’s sole discretion, to receive the proceeds by wire transfer. WIRE TRANSFERS WILL BE MADE IN U.S. DOLLARS AND SHOULD BE MADE TO U.S. DOLLAR DENOMINATED BANK ACCOUNTS. A WIRE TRANSFER FEE OF $50.00 PER WIRE TRANSFER APPLIES, AND SUCH FEE MUST BE PAID TO THE DEPOSITARY IN ADVANCE OF ANY WIRE TRANSFER.

Bank Name:
(Please Print)

Bank Address:

(Include Zip Code)

Bank Phone Number:

ABA Number:

Bank Account Number:

Bank Account Registration:

For Further Credit to:

Swift Code (foreign wires only):

IMPORTANT

SHAREHOLDER: SIGN HERE

(U.S. Holders: Please complete and return the IRS Form W-9 included below)

(Non-U.S. Holders: Please obtain, complete and return appropriate IRS Form W-8)

(Signature(s) of Holder(s) of Shares)

Dated:

Name(s):
(Please Print)

Capacity (full title) (See Instruction 4):

Address:

(Include Zip Code)

Area Code and Telephone No.:

Tax Identification or Social Security No. (See IRS Form W-9 included below for U.S. Holders):

(Must be signed by registered holder(s) exactly as name(s) appear(s) on a security position listing or Share register held by Prosensa or its transfer agent for Shares, or by person(s) authorized to become registered holder(s) by documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 4.)

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. Guarantee of Signatures. No signature guarantee is required on this Letter of Transmittal if (a) this Letter of Transmittal is signed by the registered holder(s) (which term, for purposes of this Instruction, includes any participant in DTC’s systems whose name appears on a security position listing as the owner of the Shares) of Shares tendered herewith, unless such registered holder has completed either the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” on this Letter of Transmittal or (b) such Shares are tendered for the account of a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a member in good standing of the Securities Transfer Agents Medallion Program or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 4.

2. Requirements of Tender. In order for a Shareholder to validly tender Shares pursuant to the Offer, either (a) (i) this Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, together with any required signature guarantees or, in the case of a book-entry transfer by a participant in DTC’s systems, an Agent’s Message in lieu of this Letter of Transmittal, (ii) any other documents required by this Letter of Transmittal must be received by the Depositary at one of its addresses set forth on the back cover of this Letter of Transmittal prior to the Expiration Date (as defined in the Offer to Purchase) and (iii) in the case of Shares held by DTC, such Shares must be tendered pursuant to the procedure for book-entry transfer described below and a Book-Entry Confirmation (as defined in Section 2 of the Offer to Purchase) must be received by the Depositary prior to the Expiration Date, or (b) the tendering shareholder must comply with the guaranteed delivery procedures described below, all in accordance with the Offer to Purchase and this Letter of Transmittal.

Shareholders who cannot complete the procedure for delivery by book-entry transfer on a timely basis or who cannot deliver all required documents to the Depositary prior to the Expiration Date, may tender their Shares by properly completing and duly executing a Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Pursuant to such procedure:

(a) such tender must be made by or through an Eligible Institution;

(b) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form made available by Purchaser, must be received by the Depositary prior to the Expiration Date; and

(c) (1) in the case of Shares held by DTC, a Book-Entry Confirmation in proper form for transfer and (2) this Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer from DTC, an Agent’s Message), and any other documents required by this Letter of Transmittal are received by the Depositary within two trading days on NASDAQ after the date of execution of such Notice of Guaranteed Delivery.

The method of delivery of Shares, this Letter of Transmittal and all other required documents, including delivery through DTC, is at the option and risk of the tendering Shareholder, and the delivery of all such documents will be deemed made (and the risk of loss and the title to Shares will pass, subject to acceptance by Purchaser pursuant to the terms of the Offer) only when actually received by the Depositary (including, in the case of a book-entry transfer, receipt of a Book-Entry Confirmation). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery prior to the Expiration Date.

Purchaser will not accept any alternative, conditional or contingent tenders, and no fractional Shares will be purchased. By executing this Letter of Transmittal (or facsimile thereof), the tendering Shareholder waives any right to receive any notice of the acceptance for payment of the Shares.

3. Inadequate Space. If the space provided herein is inadequate, the number of Shares tendered should be listed on a separate signed schedule attached hereto.

4. Signatures on Letter of Transmittal.

(a) Exact Signatures. If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, the signature(s) must correspond with the name(s) as appears on the Share register(s) held by Prosensa or its transfer agent for Shares, without alteration, enlargement or any change whatsoever.

(b) Joint Holders. If any of the Shares tendered hereby are held of record by two or more persons, all such persons must sign this Letter of Transmittal.

(c) Evidence of Fiduciary or Representative Capacity. If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other legal entity or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Depositary of the authority of such person so to act must be submitted.

5. Stock Transfer Taxes. Except as otherwise provided in this Instruction 5, Purchaser or any successor entity thereto will pay all stock transfer taxes with respect to the transfer of any Shares to it or its order pursuant to the Offer (for the avoidance of doubt, stock transfer taxes do not include any taxes in any jurisdiction imposed as a result of a present or former connection between the tendering shareholder and the jurisdiction imposing such tax, any income taxes or any backup withholding taxes). If, however, payment of the purchase price is to be made to, or if Shares not tendered or not accepted for payment are to be registered in the name of, any person(s) other than the registered holder(s), or if tendered Share(s) are registered in the name of any person(s) other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes or other taxes required by reason of the payment to a person other than the registered holder of such Shares (whether imposed on the registered holder(s) or such other person(s)) payable on account of the transfer to such other person(s) will be deducted from the purchase price of such Shares purchased unless evidence satisfactory to Purchaser of the payment of such taxes, or exemption therefrom, is submitted.

Except as provided in this Instruction 5, it will not be necessary for transfer tax stamps to be affixed to any documentation relating to the Shares tendered hereby.

6. Special Payment and Delivery Instructions. If a check is to be issued for the purchase price of any Shares tendered by this Letter of Transmittal in the name of, and, if appropriate, Shares not accepted for payment (and, if appropriate, any accompanying documents) are to be returned to, any person(s) other than the signer of this Letter of Transmittal or if a check and, if appropriate, such Shares (and, if appropriate, any accompanying documents) are to be returned to any person(s) other than the person(s) signing this Letter of Transmittal or to an address other than that shown in this Letter of Transmittal, the appropriate boxes on this Letter of Transmittal must be completed. Purchaser has no obligation, pursuant to the “Special Payment Instructions,” to transfer any Shares from the name of the registered holder thereof if Purchaser does not accept for payment any of the Shares so tendered.

7. Form W-9, Forms W-8. To avoid backup withholding, a tendering Shareholder that is a U.S. person (as defined for U.S. federal income tax purposes) is required to provide the Depositary with a correct Taxpayer Identification Number (“TIN”) on IRS Form W-9 (properly completed), which is provided under “Important Tax Information” below, and to certify, under penalties of perjury, that such number is correct and that such Shareholder is not subject to backup withholding of federal income tax, and that such Shareholder is a U.S. person. Failure to provide the information on the IRS Form W-9 may subject such tendering Shareholder to backup withholding on the payment at the then applicable rate (currently 28%) of the purchase price of all Shares purchased from such Shareholder. If the tendering Shareholder has not been issued a TIN, such Shareholder should follow the instructions on the IRS Form W-9. See the enclosed IRS Form W-9 for more instructions.

A tendering Shareholder that is not a U.S. person (as defined for U.S. federal income tax purposes) should submit an appropriate and properly completed IRS Form W-8 in order to avoid backup withholding. IRS Forms W-8BEN and W-8BEN-E are included in this Letter of Transmittal. Depending on their circumstances, certain non-U.S. Shareholders may need to complete an IRS Form W-8 that is different from the IRS Forms W-8BEN and W-8BEN-E. Such different IRS Forms W-8 can be obtained from the Depository. Non-U.S. Shareholders should consult the instructions to IRS Forms W-8BEN and W-8BEN-E and their own tax advisors to determine which IRS Form W-8 is appropriate.

8. Irregularities. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Shares will be determined by Purchaser, in its sole discretion, which determination will be final and binding on all parties. Purchaser reserves the absolute right to reject any and all tenders determined by it not to be in proper form or the acceptance for payment of which may, in the opinion of its counsel, be unlawful. Purchaser also reserves the absolute right to waive any defect or irregularity in the tender of any Shares of any particular Shareholder, whether or not similar defects or irregularities are waived in the case of other Shareholders. No tender of Shares will be deemed to have been validly made until all defects and irregularities have been waived or cured within such time as Purchaser’s determines. None of Purchaser, the Depositary, the Information Agent or any other person or entity will be under any duty to give notice of any defects or irregularities in tenders or incur any liability for failure to give any such notice. Purchaser’s interpretation of the terms and conditions of the Offer (including this Letter of Transmittal and the instructions hereto) will be final and binding.

9. Requests for Additional Copies. Questions and requests for assistance or additional copies of the Offer to Purchase, this Letter of Transmittal and the Notice of Guaranteed Delivery should be directed to the Information Agent at its telephone numbers and address set forth below, and will be furnished at Purchaser’s expense.

10. Waiver of Conditions. Subject to applicable law, Purchaser reserves the right to waive any of the specified conditions of the Offer in the case of any Shares tendered, subject in certain cases to the prior written consent of Prosensa.

11. Wire Transfers. If the Shares are being tendered by a Shareholder who is entitled to receive more than $100,000 (excluding any consideration that may ultimately be payable in respect of CVRs) in exchange for tendering such Shares, the Shareholder may elect, at such holder’s sole discretion, to receive payment by electronic wire transfer (rather than by bank check). If such an election is made, the applicable Shareholder should complete the “Wire Instructions” box above and make the applicable wire fee payment described below to the Depositary. The Depositary will not be liable for wires that do not transmit through the banking system. Any funds that are returned via wire due to incorrect supplied information will be returned to the holder in the form of a check. A wire transfer fee of $50.00 per wire transfer applies, and such fee must be paid to the Depositary in advance of any wire transfer. Shareholders can obtain further information regarding payment of the wire transfer fee by contacting the Information Agent at its address and telephone numbers set forth on the back cover of the Offer to Purchase and this Letter of Transmittal.

This Letter of Transmittal, properly completed and duly executed, representing Shares being tendered (or Book-Entry Confirmation) and all other required documents, must be received before the Expiration Date, or the tendering Shareholder must comply with the procedures for guaranteed delivery.

IMPORTANT TAX INFORMATION

To avoid backup withholding, a Shareholder who is a U.S. person (as defined for U.S. federal income tax purposes) surrendering Shares must provide the Depositary (as payer) with the Shareholder’s correct TIN on the IRS Form W-9 included in this Letter of Transmittal. If the Shareholder is an individual, the Shareholder’s TIN is such Shareholder’s Social Security number. If the correct TIN is not provided, the Shareholder may be subject to a $50 penalty imposed by the IRS and payments of cash to the Shareholder (or other payee) pursuant to the Offer may be subject to backup withholding of a portion of all payments of the purchase price. Certain Shareholders (including, among others, corporations and certain foreign persons) may not be subject to backup withholding and reporting requirements. Exempt Shareholders, other than non-U.S. Shareholders, should furnish their TIN, check the appropriate box on the IRS Form W-9 and sign, date and return the IRS Form W-9 to the Depositary in order to avoid erroneous backup withholding. See the enclosed IRS Form W-9 for additional instructions.

In order for a Shareholder that is not a U.S. person (as defined for U.S. federal income tax purposes) to avoid backup withholding, such Shareholder should complete, sign and submit an appropriate IRS Form W-8 signed under penalties of perjury, attesting to his or her exempt status. IRS Forms W-8BEN and W-8BEN-E are included in this Letter of Transmittal. Depending on their circumstances, certain non-U.S. Shareholders may need to complete an IRS Form W-8 that is different from the IRS Forms W-8BEN and W-8BEN-E. Such different IRS Forms W-8 can be obtained from the Depository. Non-U.S. Shareholders should consult the instructions to IRS Forms W-8BEN and W-8BEN-E and their own tax advisors to determine which IRS Form W-8 is appropriate.

If backup withholding applies, the Depositary is required to withhold 28% (or the applicable rate) of any payment made to the Shareholder and pay such withheld amount over to the IRS. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS if eligibility is established and appropriate procedure is followed. Purchaser reserves the right to take whatever steps are necessary to comply with its obligations regarding backup withholding.

The Depositary for the Offer is:

If delivering by mail:	If delivering by hand or courier:

American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

Questions or requests for assistance or additional copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery and other related materials may be directed to the Information Agent at the address and telephone numbers set forth below. Shareholders may also contact their broker, dealer, commercial bank or trust company for assistance concerning the Offer.

The Information Agent for the Offer is:

470 West Avenue

Stamford, CT 06902

Banks and Brokerage Firms, Please Call: (203) 658-9400

Holders Call Toll Free: (800) 267-0201

Email: prosensa.info@morrowco.com